UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2014

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12984	75-2520779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas	75219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (214) 432-2000

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 16, 2014, Northern White Sand LLC (“NWS”), a subsidiary of Eagle Materials Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the sellers named therein (the “Sellers”) pursuant to which NWS will acquire CRS Holdco LLC, CRS Proppants LLC, Great Northern Sand, LLC, and related entities (collectively, “CRS Proppants”), a supplier of frac-sand to the energy industry (the “Acquisition”).

The purchase price (the “Purchase Price”) to be paid by the Company in the Acquisition is approximately $225 million in cash (including working capital, subject to customary post-closing adjustments). The Company expects to fund the payment of the Purchase Price and expenses incurred in connection with the Acquisition through operating cash flow and borrowings under the Company’s bank credit facility.

The Securities Purchase Agreement contains customary representations, warranties and covenants, as well as indemnification provisions subject to specified limitations. The completion of the Acquisition is subject to certain conditions, including (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the respective representations and warranties of the parties being true and correct, subject to certain materiality exceptions, and (iii) the performance by the parties of their respective obligations under the Securities Purchase Agreement in all material respects. Subject to certain limitations, the Securities Purchase Agreement may be terminated if the Acquisition is not completed by December 31, 2014. The Acquisition is expected to close in the third fiscal quarter of the current fiscal year.

The Securities Purchase Agreement will provide stockholders with information regarding its terms, and the Company intends to file the Securities Purchase Agreement as an exhibit to the Company’s next Form 10-Q. The Securities Purchase Agreement is not intended to provide any other financial information about CRS Proppants. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of that agreement and as of the dates specified therein; were made solely for the benefit of the parties to the agreement; may be subject to qualifications and limitations agreed upon by the parties; and may be subject to standards of materiality applicable to the contracting parties that differ from those that may be viewed as material to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 7.01. Regulation FD Disclosure.

On October 17, 2014, the Company issued a press release announcing the execution of the Securities Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing by the Company under such Act or the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated October 17, 2014 issued by Eagle Materials Inc. (announcing the execution of the Securities Purchase Agreement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ James H. Graass
James H. Graass
Executive Vice President, General Counsel and Secretary

Date: October 17, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 17, 2014 issued by Eagle Materials Inc. (announcing the execution of the Securities Purchase Agreement).